UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2021

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 120, Building E Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2021, Keros Therapeutics, Inc. (the “Company”) announced that Simon Cooper, M.B.B.S., has been appointed to serve as the Company’s Chief Medical Officer, effective as of August 2, 2021. Dr. Cooper is succeeding Claudia Ordonez, M.D., who departed from the Chief Medical Officer position effective July 30, 2021 (the “Separation Date”). Dr. Ordonez will provide consulting services to the Company until September 15, 2021. As consideration for these consulting services, the Company will pay Dr. Ordonez a fixed fee of $5,000 and agreed to amend the outstanding stock option award agreements granted to her under the Company’s 2017 Stock Incentive Plan, as amended, and the Company's 2020 Equity Incentive Plan, as applicable, to extend the post-termination exercise period to six months for those options that would otherwise expire three months after the Separation Date.

In connection with Dr. Ordonez's departure, in accordance with the terms of her employment agreement with the Company, dated as of March 31, 2020, and pursuant to Dr. Ordonez’s separation and release agreement with the Company, entered into and effective as of July 30, 2021 (the “Separation Agreement”), the Company will provide Dr. Ordonez with (a) cash severance equivalent to nine months of Dr. Ordonez’s base salary in effect as of the Separation Date, and (b) reimbursement of COBRA healthcare premium costs for the same level of coverage she had during employment for (i) up to nine months, (ii) the expiration of Dr. Ordonez’s eligibility for the continuation coverage or (iii) until the date Dr. Ordonez becomes eligible for substantially equivalent healthcare coverage through another source, starting on the Separation Date, (c) acceleration of vesting on an aggregate of 7,603 of her unvested options to purchase the Company's common stock and (d) reimbursement of outplacement services used by Dr. Ordonez (up to $6,000) for a period not to exceed one year following the Separation Date. The Separation Agreement also contains confidentiality, non-competition, non-disparagement and non-solicitation covenants and a release of claims by Dr. Ordonez.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Dr. Cooper, age 52, is joining the Company after most recently serving as the Senior Vice President, Chief Medical Officer of Kadmon Holdings, Inc. from March 2021 to July 2021. Prior to that, Dr. Cooper served as Chief Medical Officer of Anokion SA, a private biopharmaceutical company, from January 2019 to February 2021. From May 2016 to December 2018, Dr. Cooper served as Asset Strategy Leader at AbbVie Inc. From July 2014 to May 2016, Dr. Cooper served as Vice President, Global Project Head, Immunology and Inflammation, at Sanofi S.A. From November 2012 to July 2014, Dr. Cooper served as Global Program Medical Director at Novartis International AG. Prior to that, Dr. Cooper served as Executive Director, Clinical Research at Human Genome Sciences. Earlier in his career, Dr. Cooper worked in various clinical research positions at MedIumme Ltd., Roche, Napp Pharmaceutical Research Limited, Wyeth Research and Medeval Limited. Dr. Cooper received an M.B.B.S. from University of Newcastle upon Tyne in the United Kingdom before undertaking his higher medical training in Oxford, UK.

In connection with Dr. Cooper's employment, the Company entered into an employment agreement, dated July 30, 2021 (the “Cooper Employment Agreement”) which sets forth certain terms of Dr. Cooper’s employment, effective August 2, 2021 (the “Start Date”).

Pursuant to the Cooper Employment Agreement, Dr. Cooper serves as the Company’s Chief Medical Officer as of the Start Date. The employment of Dr. Cooper is “at will” and the Cooper Employment Agreement continues until terminated by either party.

Pursuant to the terms of the Cooper Employment Agreement, Dr. Cooper is entitled to an initial annual base salary of $450,000 and an annual discretionary bonus with a target amount equal to 40% of his annual base salary. In addition, Dr. Cooper is eligible to receive a stock option to purchase up to 60,000 shares of the Company's common stock, at an exercise price per share to be equal to the closing price of the Company’s common stock as reported by the Nasdaq Global Market on the grant date. This option shall vest as follows: 25% of the shares subject to the option vest on the first anniversary of the vesting commencement date and 6.25% of the shares subject to the option vest at the end of each successive three (3) month period following the first anniversary of the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to continued employment in accordance with the terms and conditions of the Company’s 2020 Equity Incentive Plan, as may be amended, and the applicable stock option agreements.

Dr. Cooper is eligible to participate in the employee benefit plans generally available to the Company's employees, and is subject to customary confidentiality covenants, as well as a non-competition and non-solicitation covenant for a period of 12 months following his termination of employment.

Dr. Cooper is entitled to certain severance benefits, subject to specific requirements, including signing and not revoking a separation agreement and release of claims. Cause, change of control, disability and good reason are defined in the Cooper Employment Agreement.

In the event Dr. Cooper is terminated by the Company involuntarily without cause (and not due to death or disability) or he resigns for good reason, in each case, not in connection with a change of control, then Dr. Cooper is entitled to cash severance equal to continued base salary payments for nine months and payment of COBRA premiums for up to nine months.

If immediately before or within 12 months following a change of control, Dr. Cooper is terminated by the Company or successor involuntarily without cause (and not due to death or disability) or he resigns for good reason, Dr. Cooper is entitled to the following: (a) cash severance equal to continued base salary payments for 12 months; (b) acceleration of all of his unvested and outstanding equity awards; (c) a lump sum payment equal to 100% of his target bonus for the year of termination and (d) payment of COBRA premiums for up to 12 months.

There are no arrangements or understandings between Dr. Cooper and any other person pursuant to which Dr. Cooper was selected as the Company's Chief Medical Officer. Other than with respect to the Cooper Employment Agreement, there are no transactions to which the Company is a party and in which Dr. Cooper has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Dr. Cooper has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

The foregoing description of the Cooper Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooper Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with his appointment as Chief Medical Officer, the Company will enter into its standard form of indemnification agreement with Dr. Cooper. The indemnification agreement will provide, among other things, that the Company will indemnify Dr. Cooper for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred in any claim, action or proceeding arising in his capacity as an executive officer or in connection with service at the Company’s request for another corporation or entity. The indemnification agreement will provide, among other things, that the Company will indemnify Dr. Cooper for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred in any claim, action or proceeding arising in his capacity as an executive officer or in connection with service at the Company’s request for another corporation or entity.

Item 8.01    Other Events.
On August 2, 2021, the Company issued a press release concerning the departure of Claudia Ordonez, M.D., and the appointment of Dr. Cooper, M.B.B.S., as the Company’s Chief Medical Officer, effective as of the Start Date.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 2, 2021.
10.1	Separation and Release Agreement by and between Keros Therapeutics, Inc. and Claudia Ordonez, dated and effective as of July 30, 2021.
10.2	Employment Agreement by and between Keros Therapeutics, Inc. and Simon Cooper, dated as of July 30, 2021 effective as of August 2, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: August 2, 2021